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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT



Parent
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Haywood Bancshares, Inc.



                                               Percentage           State of
Subsidiaries (1)                                    Owned    Incorporation
----------------                                  ---------- -------------

Haywood Savings Bank, Inc., SSB                      100%    North Carolina



Subsidiaries of Haywood Savings Bank, Inc., SSB
-----------------------------------------------

Great Smokies Financial Corporation                  100%    North Carolina

Great Smokies Insurance Agency, Inc.(1)              100%    North Carolina


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(1)  Wholly owned subsidiary of Great Smokies Financial Corporation.